Exhibit 99.1

Press Release

COWEN GROUP, INC. ANNOUNCES

FIRST QUARTER 2015 FINANCIAL RESULTS

New York, April 30, 2015 - Cowen Group, Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) today announced its operating results for the first quarter ended March 31, 2015.

2015 First Quarter Highlights(1)

•                  Economic income was $23.6 million or $0.20 per diluted common share, compared to $10.0 million or $0.08 per diluted common share in the first quarter 2014.

•                  GAAP net income was $16.7 million or $0.14 per diluted common share compared to $9.8 million or $0.08 per diluted common share in the prior year period.

•                  First quarter 2015 revenue rose 46% year over year to $161.7 million from $110.6 million in the prior year.

•                  Broker-dealer revenue grew 29% year over year to $107.8 million, primarily driven by strong growth in investment banking as well as investment income.(2)

•                  Alternative investment revenue doubled year over year to $53.8 million, due to solid gains in performance fees and investment income.

•                  As of April 1, 2015, assets under management (“AUM”) were at $12.8 billion, an increase of $362 million from the start of the year.

•                  Book value per share increased to $6.21 as of March 31, 2015 from $4.61 on March 31, 2014.

(1)  Unless otherwise stated, all financial highlights are presented on an Economic Income basis.

(2)  Includes broker-dealer segment’s allocation of Investment Income (Loss).

Peter A. Cohen, Chairman and Chief Executive Officer of Cowen Group said, “Cowen Group’s strong economic income results for the first quarter of 2015 are a result of the progress achieved in reshaping the organization to the market environment we envisioned.  Our investment banking business reached new revenue levels in what continued to be a favorable capital raising environment, and equities had another solid quarter.  Ramius’ AUM grew to $12.8 billion, reflecting consistent investor demand for the differentiated alpha that characterizes our seven investment strategies.  Positive investment performance on our invested capital was also an important contributor to our overall results.”

2015 First Quarter GAAP Financial Information and Select Balance Sheet Data

For the first quarter 2015, the Company reported GAAP net income of $16.7 million, or $0.14 per diluted share, as compared to a GAAP net income of $9.8 million, or $0.08 per diluted share, in the first quarter of 2014.

The following table summarizes the Company’s GAAP financial results for the three months ended March 31, 2015 and 2014, and December 31, 2014.

Summary GAAP Financial Information

	Three Months Ended
(Dollar amounts in millions, except per share	March 31,			Dec. 31,
information)	2015	2014	%	2014	%

Revenue	$121.1	$106.7	13%	$121.1	—%
Net income (loss) attributable to Cowen Group, Inc.	$16.7	$9.8	70%	$142.5	(88)%

Earnings (loss) per share (diluted)	$0.14	$0.08	76%	$1.21	(88)%

Note: Amounts may not add due to rounding.  GAAP net income for the three months ended December 31, 2014 includes the Company’s deferred tax valuation allowance, which was released in the fourth quarter 2014 and resulted in a $128.1 million deferred tax benefit.

The Company’s stockholders’ equity as of March 31, 2015 was $690 million, or book value per share of $6.21, compared to stockholders’ equity of $532 million, or book value per share of $4.61 at March 31, 2014.  The increase in shareholders’ equity is primarily related to the release of the Company’s valuation allowance against deferred tax assets in the fourth quarter 2014.

Select Balance Sheet Data

	March 31,	December 31,	March 31,
(Amounts in millions, except per share information)	2015	2014	2014

Stockholders’ equity	$690.1	$677.7	$532.2
Common shares outstanding	111.2	111.7	115.4

Book value per share	$6.21	$6.07	$4.61

Economic Income (Loss)

Throughout the remainder of this press release the Company presents Economic Income financial measures that are not prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).  In general, Economic Income (Loss) is a pre-tax measure that (i) eliminates the impact of consolidation for consolidated funds, (ii) excludes goodwill and intangible impairment and (iii) excludes certain other acquisition-related and/or reorganization expenses.  In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income (Loss) revenues also include management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities and the Company’s investment in the activist business. For US GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.

For a more complete description of Economic Income (Loss) and a reconciliation of GAAP net income (loss) to Economic Income (Loss) for the periods presented and additional information regarding the reconciling adjustments, please see the “Non-GAAP Financial Measures” section of this press release.

The table below summarizes the Company’s Economic Income financial results for the three months ended March 31, 2015 and 2014, and December 31, 2014.

Summary Economic Income (Loss) Financial Information

	Three Months Ended
(Dollar amounts in millions, except per	March 31,			Dec. 31,
share information)	2015	2014	%	2014	%

Revenue	$161.7	$110.6	46%	$165.8	(2)%
Economic Income (Loss)	$23.6	$10.0	136%	$18.9	25%

Economic Income (Loss) per share (diluted)	$0.20	$0.08	145%	$0.16	24%

Note: Amounts may not add due to rounding.

2015 First Quarter Economic Income Review

Total Economic Income Revenue

Total Economic Income revenue for the first quarter 2015 was $161.7 million, a 46% increase compared to $110.6 million in the first quarter 2014.  The increase in Economic Income revenue was due to growth across all of the Company’s business segments.

Economic Income Revenue

	Three Months Ended
	March 31,			Dec. 31,
(Dollar amounts in millions)	2015	2014	%	2014	%

Investment banking	$65.2	$49.6	32%	$44.9	45%
Brokerage	35.5	34.3	3%	41.3	(14)%
Management fees	16.6	14.1	18%	18.2	(9)%
Incentive income	15.4	4.6	234%	28.8	(47)%
Investment income	28.9	8.2	253%	28.0	3%
Other revenue	0.1	(0.1)	(148)%	4.7	(99)%
Total Revenue	$161.7	$110.6	46%	$165.8	(2)%

Note: Amounts may not add due to rounding.

Non-interest Expenses

First quarter 2015 non-interest expense was $131.2 million compared to $97.4 million in the prior year period.  Items included in non-interest expenses are discussed below.

Compensation and Benefits Expense

First quarter 2015 compensation and benefits expense was $95.1 million, a 42% increase compared to $67.0 million in the first quarter 2014.  Compensation and benefits expense grew at a slower rate than revenue.

The compensation to Economic Income revenue ratio was 59% in the first quarter 2015 compared to 61% in the prior year period.

Fixed Non-Compensation Expenses

First quarter 2015 fixed non-compensation expenses rose $2.5 million year over year to $25.0 million.  This increase was primarily due to higher legal and other professional fees and an increase in costs from equity method investments.

Variable Non-Compensation Expenses

First quarter 2015 variable non-compensation expenses were $13.2 million compared to $9.6 million in the first quarter 2014.  The increase is related to an increase in client services, business development and other expenses.

Interest Expense

Interest expense was $4.0 million in the first quarter 2015 compared to $0.6 million in the prior year quarter.  The increase is primarily due to debt issued in the first and fourth quarters of 2014.

Non-Controlling Interest

Non-Controlling interest represents the portion of the net income or loss attributable to certain non-wholly owned subsidiaries that is allocated to partners.

Alternative Investment Segment (“Ramius”)

Assets Under Management

As of April 1, 2015, the Company had assets under management of $12.8 billion.  Total AUM grew by $362 million from January 1, 2015.

Management Fees and Incentive Income

For the first quarter 2015, management fees were $16.6 million, compared to $14.1 million in the prior year.  This increase was primarily related to an increase in management fees from the activist and healthcare royalty businesses.

Incentive income was $15.4 million in the first quarter 2015 compared to $4.6 million in the prior year period.  This increase was primarily related to an increase in performance fees from the activist and alternative solutions businesses.

Investment Income

For the first quarter 2015, investment income for the segment was $21.8 million, compared to $8.3 million in the first quarter 2014.  The increase is primarily due to increases in performance in certain investment strategies including activist and performance in our equity investments.

Broker-Dealer Segment (“Cowen and Company”)

Brokerage

Brokerage revenue was $35.5 million in the first quarter 2015, up 3%, compared to $34.3 million in the first quarter 2014.  Excluding revenue associated with the stock loan business which the Company decided to wind down during the fourth quarter 2014, brokerage revenue rose 6.7% year over year.  The increase was attributable to market share gains in our cash equities business as well an increase in electronic and option trading revenue offset by a decrease in the average cost per share rate on cash equities.

Investment Banking

Investment banking revenue was $65.2 million in the first quarter 2015, up 32%, compared to $49.6 million in the first quarter 2014.  The increase in revenue was primarily due to an increase in equity underwriting activity.

The following tables summarize the Company’s investment banking revenue and transaction count for the three months ended March 31, 2015 and 2014.

Investment Banking Revenue Summary

	Three Months Ended
	March 31,
	2015	2014
Equity Underwriting	$61.4	$46.0
Debt Underwriting	0.3	0.9
Advisory	3.5	2.6
Total	$65.2	$49.6

Investment Banking Transaction Count

	Three Months Ended
	March 31,
	2015	2014
Equity Underwriting	47	41
Of which bookrun:	27	14
Debt Underwriting	1	3
Advisory	2	3
Total	50	47

Investment Income

For the first quarter 2015, investment income for the segment was $7.1 million versus $(156,000) in the first quarter 2014.

Share Repurchase Program

In the first quarter 2015, the Company repurchased 1.4 million shares for $7.2 million under the Company’s existing $86 million share repurchase program, of which $17.8 million remained available for future repurchase as of March 31, 2015.  Also, the Company has acquired an additional 530,000 shares outside of the share repurchase program as a result of net share settlement relating to the vesting of equity awards.

Earnings Conference Call with Management

The Company will host a conference call to discuss its 2015 first quarter results on Thursday, April 30, 2015, at 9:00 am EST.  The call can be accessed by dialing 1-(855) 760-0961 domestic or 1-(631) 485-4850 international.  The passcode for the call is 18693894.  A replay of the call will be available beginning at 12:00 pm EST April 30, 2015 through May 7, 2014.  To listen to the replay of this call, please dial 1-(855) 859-2056 domestic or 1-(404) 537-3406 international and enter passcode 18693894.

The call can also be accessed through live audio webcast or by delayed replay on the Company’s website at www.cowen.com.

About Cowen Group, Inc.

Cowen Group, Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative asset management, investment banking, research, and sales and trading services through its two business segments:  Ramius and its affiliates make up the Company’s alternative investment segment, while Cowen and Company and its affiliates make up the Company’s broker-dealer segment.  Ramius provides alternative asset management solutions to a global client base and manages a significant portion of Cowen’s proprietary capital.  Cowen and Company and its affiliates offer industry focused investment banking for growth-oriented companies, domain knowledge-driven research and a sales and trading platform for institutional investors.  Founded in 1918, the firm is headquartered in New York and has offices located worldwide.  To download Cowen’s investor relations app, which offers access to SEC filings, news releases, webcasts and presentations, please visit the App Store for iPhone and iPad or Google Play for Android mobile devices.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements provide the Company’s current expectations or forecasts of future events.  Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.  The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov.  Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Investor Relations Contacts

Cowen Group, Inc.

Stephen Lasota, Chief Financial Officer, (212) 845-7919

Nancy Wu, (646) 562-1259

Source:  Cowen Group, Inc.

Cowen Group, Inc.

Preliminary Unaudited Condensed Consolidated Statements of Operations

(Dollar amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2015	2014
Revenue
Investment banking	$65,233	$49,562
Brokerage	35,454	32,830
Management fees	10,384	8,924
Incentive income	2,372	2,498
Interest and dividends	3,083	9,252
Reimbursement from affiliates	3,642	1,900
Other	668	555
Consolidated Funds
Interest and dividends	244	486
Other	14	670
Total revenue	121,094	106,677
Expenses
Employee compensation and benefits	95,864	67,561
Interest and dividends	5,779	7,072
General, administrative and other expenses	36,805	31,093
Consolidated Funds expenses	358	302
Total expenses	138,806	106,028
Other income (loss)
Net (losses) gains on securities, derivatives and other investments	38,991	11,354
Consolidated Funds net (losses) gains	5,086	2,103
Total other income (loss)	44,077	13,457

Income (loss) before income taxes	26,365	14,106
Income tax expense/(benefit)	6,947	79
Net income (loss)	19,418	14,027
Net income (loss) attributable to redeemable non-controlling interests in consolidated subsidiaries and funds	2,720	4,187
Net income (loss) attributable to Cowen Group, Inc. stockholders	$16,698	$9,840

Earnings (loss) per share:
Basic	$0.15	$0.09
Diluted	$0.14	$0.08

Weighted average shares used in per share data:
Basic	112,053	115,680
Diluted	118,590	122,898

Non-GAAP Financial Measures

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as Economic Income (Loss) and Economic Income (Loss) excluding certain non-cash items.  The Company believes that these non-GAAP measures, viewed in addition to, and not in lieu of, the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations.  These metrics are an integral part of the Company’s internal reporting to measure the performance of its businesses and the overall effectiveness of senior management.  Reconciliations to comparable GAAP measures are available in the accompanying schedules.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies, and are not identical to corresponding measures used in our various agreements or public filings.

Economic Income (Loss)

Economic Income (Loss) may not be comparable to similarly titled measures used by other public companies. Cowen uses Economic Income (Loss) as a measure of its operating performance, not as a measure of liquidity. Economic Income (Loss) should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.  As a result of the adjustments made to arrive at Economic Income (Loss) described below, Economic Income (Loss) has limitations in that it does not take into account certain items included or excluded under GAAP, including its consolidated funds. Economic Income (Loss) is considered by management as a supplemental measure to the GAAP results to provide a more complete understanding of its performance as management measures it.

In general, Economic Income (Loss) is a pre-tax measure that (i) eliminates the impact of consolidation for consolidated funds, (ii) excludes goodwill and intangible impairment and (iii) excludes certain other acquisition-related and/or reorganization expenses.  In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income (Loss) revenues also include management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities and the Company’s investment in the activist business. For US GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.

Additionally, we have reported in this press release our Economic Income (Loss) excluding certain non-cash expenses.  For this measure, we have adjusted Economic Income (Loss) by the following non-cash expense items:

•                  Depreciation and amortization and

•                  Share-based compensation expense.

Management believes that the non-GAAP calculation of Economic Income (Loss) excluding certain non-cash items will allow for a better understanding of the Company’s operating results.

Cowen Group, Inc.

Unaudited Economic Income (Loss)

(Dollar amounts in thousands)

	Three Months Ended
	March 31,
	2015	2014
Revenue
Investment banking	$65,233	$49,562
Brokerage	35,523	34,349
Management fees	16,607	14,089
Incentive income	15,363	4,594
Investment income	28,880	8,172
Other revenue	69	(145)
Total revenue	161,675	110,621
Expenses
Non-interest expense	131,163	97,351
Interest expense	4,022	643
Total expenses	135,185	97,994

Net Economic Income (Loss) Before Non-controlling Interests	26,490	12,627
Non-controlling interests	(2,845)	(2,625)
Economic Income (Loss)	$23,645	$10,002

Economic Income (Loss) Excluding Certain Non-cash Items

Economic Income (Loss)	$23,645	$10,002
Exclusion of depreciation and amortization expense	2,135	2,377
Exclusion of share-based compensation expense	4,162	4,803
Economic Income (Loss) Excluding Certain Non-cash Items	$29,942	$17,182

Economic Income (Loss) per share:
Basic	$0.21	$0.09
Diluted	$0.20	$0.08

Weighted average shares used in per share data:
Basic	112,053	115,680
Diluted	118,590	122,898

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended March 31, 2015

(Dollar amounts in thousands)

	Three Months Ended March 31, 2015
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenue
Investment banking	$65,233	$—		$—	$65,233
Brokerage	35,454	69	(e)	—	35,523
Management fees	10,384	5,985	(a)	238	16,607
Incentive income	2,372	12,808	(a)	183	15,363
Investment income	—	28,880	(c)	—	28,880
Interest and dividends	3,083	(3,083	)(c)(e)	—	—
Reimbursement from affiliates	3,642	(3,727	)(f)	85	—
Other revenue	668	(599	)(c)	—	69
Consolidated Funds	258	—		(258)	—
Total revenue	121,094	40,333		248	161,675

Expenses
Non interest expense	132,669	(1,506	)(c)(d)	—	131,163
Interest expense	5,779	(1,757	)(c)(e)	—	4,022
Consolidated Funds	358	—		(358)	—
Total expenses	138,806	(3,263)		(358)	135,185

Total other income (loss)	44,077	(41,670	)(c)	(2,407)	—

Income tax expense/(benefit)	6,947	(6,947	)(b)	—	—
(Income) loss attributable to redeemable non-controlling interests in consolidated subsidiaries and funds	(2,720)	(1,926)		1,801	(2,845)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$16,698	$6,947		$—	$23,645

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and the activist business.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the company.

(c) Economic Income recognizes Company income from proprietary trading (including interest and dividends) net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income (Loss) recognizes stock borrow/loan activity and other brokerage dividends as brokerage revenue.

(f) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended March 31, 2014

(Dollar amounts in thousands)

	Three Months Ended March 31, 2014
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenue
Investment banking	$49,562	$—		$—	$49,562
Brokerage	32,830	1,519	(e)	—	34,349
Management fees	8,924	4,931	(a)	234	14,089
Incentive income	2,498	2,096	(a)	—	4,594
Investment income	—	8,172	(c)	—	8,172
Interest and dividends	9,252	(9,252	)(c)(e)	—	—
Reimbursement from affiliates	1,900	(1,980	)(f)	80	—
Other revenue	555	(700	)(c)	—	(145)
Consolidated Funds	1,156	—		(1,156)	—
Total revenue	106,677	4,786		(842)	110,621

Expenses
Non interest expense	98,654	(1,303	)(c)(d)	—	97,351
Interest expense	7,072	(6,429	)(c)(e)	—	643
Consolidated Funds	302	—		(302)	—
Total expenses	106,028	(7,732)		(302)	97,994

Total other income (loss)	13,457	(13,250	)(c)	(207)	—

Income tax expense/(benefit)	79	(79	)(b)	—	—
(Income) loss attributable to redeemable non-controlling interests in consolidated subsidiaries and funds	(4,187)	815		747	(2,625)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$9,840	$162		$—	$10,002

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and the activist business.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the company.

(c) Economic Income recognizes Company income from proprietary trading (including interest and dividends) net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income (Loss) recognizes stock borrow/loan activity and other brokerage dividends as brokerage revenue.

(f) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.